Exhibit 99.1

FDA Lifts Clinical Hold on Antigenics' Phase III Trials Of Oncophage; Patient Enrollment Allowed to Resume Immediately

    NEW YORK--(BUSINESS WIRE)--Nov. 24, 2003--Antigenics Inc. (NASDAQ:
AGEN) announced today that the US Food and Drug Administration (FDA) has lifted the partial clinical hold on the two Phase III clinical trials of the company's personalized cancer vaccine Oncophage(R) (HSPPC-96). The agency's decision to lift the hold comes 13 weeks after its request for product characterization information in September 2003.
    Antigenics will immediately resume patient enrollment in its Phase III trials of Oncophage.
    "Our team worked hard to provide the information within our targeted timelines," said Garo H. Armen, PhD, chairman and CEO of Antigenics. "We are grateful for the FDA's rapid and thorough review of our submission."
    The FDA had placed two Antigenics studies on partial clinical hold to review product characterization data. All other Oncophage trials, including Phase I and II studies, were unaffected by the hold.
    Antigenics is working to develop personalized immunotherapeutics and revolutionary treatments for cancers, infectious diseases and autoimmune disorders.

    This press release contains forward-looking statements, including statements regarding resuming patient enrollment for Antigenics' Phase III trials of Oncophage. These statements are subject to risks and uncertainties that could cause actual results to differ materially to those projected in these forward-looking statements. These risks and uncertainties include, among other factors, any negative impact the partial clinical hold may have had on the willingness of physicians and patients to participate in the trials, any further regulatory actions that delay the trials, and the factors related to the regulatory approval process described in the company's periodic filings with the Securities and Exchange Commission. Please see the "Factors That May Impact Future Results" section of the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Antigenics Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, for a full discussion of these and other risk factors. Antigenics cautions investors not to place significant reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

    CONTACT: Antigenics Inc., New York
             Corporate Communications:
             Sunny Uberoi, 212-994-8206
             suberoi@antigenics.com
              or
             Investor Relations:
             Tanya Sripanich, 212-994-8244
             tsripanich@antigenics.com